Exhibit 99.1

Fortune Brands Reports Record Second Quarter Results

    LINCOLNSHIRE, Ill.--(BUSINESS WIRE)--July 22, 2005--Fortune
Brands, Inc. (NYSE:FO):

    --  Broad-Based Performance Fuels Double-Digit EPS Growth

    -- Double-Digit Sales Gains for Home & Hardware and Spirits & Wine Brands Drive Strong Top-Line Growth

    Fortune Brands, Inc. (NYSE:FO), a leading consumer brands company, today reported strong top-line growth and double-digit growth in earnings per share for the second quarter of 2005. Robust demand for the company's Moen, Jim Beam, Titleist, Master Lock and cabinet brands drove the company's first $2 billion sales quarter in its 8-year history as Fortune Brands.
    "Share gains by many of our leading brands drove another quarter of broad-based success for Fortune Brands," said Fortune Brands chairman and CEO Norm Wesley. "The fact that Fortune Brands delivered double-digit growth in both sales and earnings above last year's strong results underscores the momentum we've built in the marketplace and the success of our strategy. Our brand-building investments, including successful new products and high-impact marketing, are helping create consumer demand. Supply-chain efficiencies combined with strong volumes are fueling earnings growth."
    "As we look ahead to completing our major spirits and wine acquisition and the spin-off of our office products business, we're highly optimistic about our future as a more sharply-focused, high-performance consumer brands company."

    For the second quarter:

    -- Net income was $200.3 million, or $1.33 per diluted share, up 20% versus $1.11 in the year-ago quarter.

    -- Diluted EPS before charges/gains was $1.45, up 13% from $1.28 and one cent above the mean estimate of Wall Street securities analysts.

    -- Net sales increased to $2.07 billion, up 10%. The net impact of acquisitions, excise taxes and foreign exchange benefited sales by 2%.

    --  Operating income was $359.2 million, up 21%.

    --  Return on equity was 26.6%.

    --  Return on invested capital was 18.0%.

    In the quarter, the company recorded charges - partly offset by a tax-related credit - principally associated with its currency hedging program for the upcoming spirits and wine acquisition. "When we first announced our spirits and wine acquisition, we estimated the purchase price would reach $5.3 billion at the prevailing exchange rates," Wesley added. "We are delighted that our hedging program both protected our downside and has enabled us to capitalize on the recent strengthening of the dollar. As a result, we'll save more than $300 million on the purchase, reducing our outlay at closing to approximately $5.0 billion. We continue to expect that this acquisition will add between 25 and 35 cents to our earnings per share in 2006."

    Third Quarter and Full-Year Outlook

    "As we look to the back half of the year, we feel good about our position in the marketplace," Wesley continued. "Because our spirits and wine acquisition has not yet closed, we do not yet have access to proprietary information on the brands we're purchasing, which we'll need to finalize a second-half forecast. At this point, we're assuming modest accretion from the new spirits and wine brands over the balance of the year as we begin the process of integrating the acquisition. We're targeting our continuing operations, including the new spirits and wine brands, to deliver double-digit growth in EPS before charges/gains for the third quarter and for the full year. It's important to note that our office products business will be considered a discontinued operation as of the third quarter and will no longer be reflected in our results." Historical results of continuing operations, adjusted for the upcoming ACCO spin-off, are now available on the company's website, www.fortunebrands.com.

    About Fortune Brands

    Fortune Brands, Inc. is a $7 billion leading consumer brands company. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft, Schrock, Diamond and Omega cabinets, Therma-Tru door systems, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, Starbucks(TM) Coffee Liqueur, The Dalmore single malt Scotch, Vox vodka and Geyser Peak and Wild Horse wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Office brands include Swingline, Wilson Jones, Kensington and Day-Timer sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.
    To receive company news releases by e-mail, please visit www.fortunebrands.com.

    Forward-Looking Statements

    This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update them. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, changes in commodity costs, returns on pension assets, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brands, increases in health care costs, the completion of the office products business spin-off and the proposed spirits and wine acquisition, challenges in the integration of acquisitions and joint ventures, including the proposed major spirits and wine acquisition, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

    Use of Non-GAAP Financial Information

    This press release includes earnings per share before charges/gains, a measure not derived in accordance with generally accepted accounting principles ("GAAP"). This measure should not be considered in isolation as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of this measure to the most closely comparable GAAP measures, and reasons for the company's use of this measure, are presented in the attached pages.


                         FORTUNE BRANDS, INC.
                   CONSOLIDATED STATEMENT OF INCOME
                (In millions, except per share amounts)
                              (Unaudited)

                                          Three Months Ended June 30,
                                          ---------------------------
                                         2005        2004    % Change
                                         ----------------------------

                                     --------------------------------
Net Sales                            $2,070.0    $1,889.5         9.6
                                     --------------------------------
  Cost of goods sold                  1,134.7     1,041.3         9.0

  Excise taxes on spirits and wine       71.3        65.1         9.5

  Advertising, selling, general
    and administrative expenses         493.4       451.9         9.2

  Amortization of intangibles             8.5         8.3         2.4

  Restructuring and
    restructuring-related items           2.9        27.0       (89.3)
                                        -----------------------------
Operating Income                        359.2       295.9        21.4
                                        -----------------------------
  Interest expense                       22.6        21.7         4.1

  Other (income) expense, net            26.6        (7.5)          -

  Income taxes                          105.3       109.7        (4.0)

  Minority interests                      4.4         4.2         4.8
                                        -----------------------------
Net Income                              200.3       167.8        19.4
                                        -----------------------------


Earnings Per Common Share
   Basic                                 1.38        1.15        20.0
   Diluted                               1.33        1.11        19.8

Avg. Common Shares Outstanding
   Basic                                145.5       145.8        (0.2)
   Diluted                              150.3       150.7        (0.3)


                                           Six Months Ended June 30,
                                          ---------------------------
                                         2005        2004    % Change
                                         ----------------------------

                                     --------------------------------
Net Sales                            $3,863.0    $3,597.3         7.4
                                     --------------------------------
  Cost of goods sold                  2,139.7     1,978.9         8.1

  Excise taxes on spirits and wine      136.1       143.6        (5.2)

  Advertising, selling, general
    and administrative expenses         952.0       894.7         6.4

  Amortization of intangibles            17.4        19.4       (10.3)

  Restructuring
    and restructuring-related items       2.9        35.2       (91.8)
                                        -----------------------------
Operating Income                        614.9       525.5        17.0
                                        -----------------------------
  Interest expense                       44.4        43.4         2.3

  Other (income) expense, net            14.6       (26.5)          -

  Income taxes                          193.3       192.2         0.6

  Minority interests                      9.6         8.9         7.9
                                        -----------------------------
Net Income                              353.0       307.5        14.8
                                        -----------------------------

Earnings Per Common Share
  Basic                                  2.43        2.10        15.7
  Diluted                                2.35        2.04        15.2

Avg. Common Shares Outstanding
  Basic                                 145.1       146.0        (0.6)
  Diluted                               150.0       151.0        (0.7)

Actual Common Shares Outstanding
  Basic                                 145.7       144.5         0.8
  Diluted                               150.9       149.4         1.0


                         FORTUNE BRANDS, INC.
                (In millions, except per share amounts)
                              (Unaudited)

NET SALES AND OPERATING INCOME
------------------------------

                                         Three Months Ended June 30,
                                        -----------------------------
                                          2005        2004   % Change
                                        -----------------------------
Net Sales
      Home and Hardware               $1,048.9      $952.8       10.1
      Spirits and Wine                   290.7       260.0       11.8
      Golf                               443.2       407.9        8.7
      Office                             287.2       268.8        6.8
                                      -------------------------------
Total                                 $2,070.0    $1,889.5        9.6
                                      -------------------------------

Operating Income
      Home and Hardware                 $179.3      $161.2       11.2
      Spirits and Wine                    78.7        75.9        3.7
      Golf                                92.6        73.7       25.6
      Office                              26.9         4.0      572.5
      Corporate expenses                  18.3        18.9       (3.2)
                                        -----------------------------
Total                                   $359.2      $295.9       21.4
                                        -----------------------------

Operating Income Before Charges (a)
      Home and Hardware                 $179.3      $163.3        9.8
      Spirits and Wine                    78.7        75.9        3.7
      Golf                                92.6        76.5       21.0
      Office                              29.8        26.1       14.2
Less:
      Corporate expenses                  18.3        18.9       (3.2)
      Restructuring
        and restructuring-related
         items                             2.9        27.0      (89.3)
                                        -----------------------------
Operating Income                        $359.2      $295.9       21.4
                                        -----------------------------

NET SALES AND OPERATING INCOME
------------------------------

                                           Six Months Ended June 30,
                                        -----------------------------
                                          2005        2004   % Change
                                        -----------------------------
Net Sales
      Home and Hardware               $1,951.4     $1,774.3      10.0
      Spirits and Wine                   563.4        536.5       5.0
      Golf                               785.8        746.8       5.2
      Office                             562.4        539.7       4.2
                                      -------------------------------
Total                                 $3,863.0     $3,597.3       7.4
                                      -------------------------------

Operating Income
      Home and Hardware                 $303.8       $274.9      10.5
      Spirits and Wine                   147.2        142.7       3.2
      Golf                               149.3        124.7      19.7
      Office                              51.6         20.0     158.0
      Corporate expenses                  37.0         36.8       0.5
                                        -----------------------------
Total                                   $614.9       $525.5      17.0
                                        -----------------------------

Operating Income Before Charges (a)
      Home and Hardware                 $303.8       $277.4       9.5
      Spirits and Wine                   147.2        142.7       3.2
      Golf                               149.3        129.6      15.2
      Office                              54.5         47.8      14.0
Less:
      Corporate expenses                  37.0         36.8       0.5
      Restructuring
        and restructuring-related
         items                             2.9         35.2     (91.8)
                                        -----------------------------
Operating Income                        $614.9       $525.5      17.0
                                        -----------------------------

(a) Operating Income Before Charges is Operating Income derived in accordance with GAAP excluding any non-recurring items.

Operating Income Before Charges is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

FREE CASH FLOW
--------------
                                           Three Months Ended June 30,
                                           ---------------------------
                                           2005                  2004
                                           ---------------------------

Free Cash Flow (b)                             $268.5          $196.2
Add :
Net Capital Expenditures                         53.2            33.0
Dividends Paid                                   48.1            44.0
                                           --------------------------
Cash Flow From Operations                       369.8           273.2
                                           --------------------------

                                             Six Months Ended June 30,
                                           ---------------------------
                                            2005                 2004
                                           ---------------------------

Free Cash Flow (b)                             $135.7          $186.2
Add :
Net Capital Expenditures                        101.0            82.8
Dividends Paid                                   96.1            88.1
                                           --------------------------
Cash Flow From Operations                       332.8           357.1
                                           --------------------------
(b) Free Cash Flow is Cash Flow from Operations less net capital expenditures and dividends paid to stockholders.

Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

EPS BEFORE CHARGES/GAINS

EPS Before Charges/Gains is Net Income calculated on a per share basis excluding any non-recurring items.

For the second quarter of 2005, EPS Before Charges/Gains is Net Income calculated on a per share basis excluding the $2.9 million ($2.0 million after tax) restructuring and restructuring-related items (ACCO spin repositioning costs), net acquisition hedge costs of $33.5 million ($23.3 million after tax) and $7.7 million in a tax-related credit.

For the second quarter of 2004, EPS Before Charges/Gains is Net Income calculated on a per share basis excluding the $27 million ($24.5 million after tax) restructuring and restructuring-related items. For the six-month period ended June 30, 2004, EPS Before Charges/Gains excludes $35.2 million ($29.8 million after tax) restructuring and restructuring-related items and $12 million ($7.6 million after tax) in insurance proceeds from a Kentucky bourbon warehouse fire.

EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

                                        Three Months Ended June 30,
                                        -----------------------------
                                         2005        2004    % Change
                                        -----------------------------

                                       ------------------------------
Net Income Before Charges/Gains        $217.9      $192.3        13.3
                                       ------------------------------
Earnings Per Common Share - Basic

     Net Income Before Charges/Gains     1.50        1.32        13.6
     Kentucky bourbon warehouse
      fire insurance proceeds              -           -           -
     Tax-related credit                  0.05          -           -
     Net acquisition hedge costs        (0.16)         -           -
     Restructuring and restructuring-
      related items                     (0.01)      (0.17)       94.1
                                        -----------------------------
Net Income                               1.38        1.15        20.0
                                        -----------------------------

Earnings Per Common Share - Diluted

     Net Income Before Charges/Gains     1.45        1.28        13.3
     Kentucky bourbon warehouse
      fire insurance proceeds              -           -           -
     Tax-related credit                  0.05          -           -
     Net acquisition hedge costs        (0.16)         -           -
     Restructuring and restructuring-
      related items                     (0.01)      (0.17)       94.1
                                       ------------------------------
Net Income                               1.33        1.11        19.8
                                       ------------------------------

                                          Six Months Ended June 30,
                                        -----------------------------
                                         2005        2004    % Change
                                        -----------------------------

                                       ------------------------------
Net Income Before Charges/Gains        $370.6      $329.7        12.4
                                       ------------------------------
Earnings Per Common Share - Basic

     Net Income Before Charges/Gains     2.56        2.26        13.3
     Kentucky bourbon warehouse
      fire insurance proceeds              -         0.05      (100.0)
     Tax-related credit                  0.05          -           -
     Net acquisition hedge costs        (0.17)         -           -
     Restructuring and restructuring-
      related items                     (0.01)      (0.21)       95.2
                                       ------------------------------
Net Income                               2.43        2.10        15.7
                                       ------------------------------

Earnings Per Common Share - Diluted

     Net Income Before Charges/Gains     2.47        2.18        13.3
     Kentucky bourbon warehouse
      fire insurance proceeds              -         0.05      (100.0)
     Tax-related credit                  0.05          -           -
     Net acquisition hedge costs        (0.16)         -           -
     Restructuring and restructuring-
      related items                     (0.01)      (0.19)       94.7
                                       ------------------------------
Net Income                               2.35        2.04        15.2
                                       ------------------------------

RECONCILIATION OF 2005 EARNINGS GUIDANCE TO GAAP

The Company has targeted double-digit growth in EPS Before Charges/Gains, for continuing operations, in the third quarter and full year. The Company's spirits and wine acquisition is pending completion. Until the transaction is completed, the Company will not have access to proprietary information on the brands we're purchasing and cannot target growth for EPS on a GAAP basis. The Company plans to provide more specific earnings guidance as data becomes available.

In the third quarter, the Company's office products business will be considered a discontinued operation and will no longer be reflected in the Company's results.

RESTRUCTURING AND RESTRUCTURING-RELATED ITEMS

The Company recorded pre-tax restructuring and restructuring-related items of $2.9 million ($2.0 million after tax) in the three-month and six-month periods ended June 30, 2005. The charges relate to ACCO spin repositioning costs.

                      Three Months Ended June 30, 2005
                  (In millions, except per share amounts)
                  ---------------------------------------
                              Restructuring-Related Items
                              ---------------------------
                Restructuring   Cost of Sales   SG & A
                                   Charges      Charges      Total
                ---------------------------------------------------
    Office              $   -          $   -      $  2.9      $ 2.9
Total                   $   -          $   -      $  2.9      $ 2.9


 Income tax benefit                                             0.9
 Net charge                                                 $   2.0
 Charge per common share
     Basic                                                  $  0.01
    Diluted                                                 $  0.01


                      Six Months Ended June 30, 2005
                  (In millions, except per share amounts)
                  ---------------------------------------
                              Restructuring-Related Items
                              ---------------------------
                Restructuring   Cost of Sales   SG & A
                                   Charges      Charges      Total
                ---------------------------------------------------
    Office              $   -          $   -      $  2.9      $ 2.9
 Total                  $   -          $   -      $  2.9      $ 2.9


 Income tax benefit                                             0.9
 Net charge                                                 $   2.0
 Charge per common share
     Basic                                                  $  0.01
     Diluted                                                $  0.01


                         FORTUNE BRANDS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET
                             (In millions)
                              (Unaudited)


                                                June 30,      June 30,
                                                  2005          2004
                                                -------       -------
Assets
  Current assets
      Cash and cash equivalents                 $152.1         $183.4
      Accounts receivable, net                 1,219.8        1,134.2
      Inventories                              1,115.8          985.0
      Other current assets                       291.0          271.8
                                               -------        -------
        Total current assets                   2,778.7        2,574.4

    Property, plant and equipment, net         1,382.0        1,330.8
    Intangibles resulting from
      business acquisitions, net               3,340.6        3,360.0
    Other assets                                 455.1          457.9
                                                ------         ------
        Total assets                          $7,956.4       $7,723.1
                                              --------       --------

Liabilities and Stockholders' Equity
  Current liabilities
      Short-term debt                           $520.5         $627.1
      Current portion of long-term
       debt                                        0.3          200.4
      Other current liabilities                1,314.4        1,456.0
                                               -------        -------
        Total current liabilities              1,835.2        2,283.5

  Long-term debt                               1,238.4        1,242.6
  Other long-term liabilities                  1,002.9        1,038.6
  Minority interests                             371.2          369.2
                                                 -----          -----
        Total liabilities                      4,447.7        4,933.9

  Stockholders' equity                         3,508.7        2,789.2
                                               -------        -------
        Total liabilities and
         stockholders' equity                 $7,956.4       $7,723.1
                                              --------       --------


    CONTACT: Fortune Brands, Inc.
             Clarkson Hine (Media), 847-484-4415
             or
             Tony Diaz (Investor Relations), 847-484-4410